UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2006
PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13245 (Commission File Number)	75-2702753 (I.R.S. Employer Identification Number)

5205 N. O’Connor Blvd Suite 900 Irving, Texas (Address of principal executive offices)		75039 (Zip code)
Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     The presentation attached hereto as exhibit 99.1 includes certain information regarding the results of operations and financial condition of Pioneer Natural Resources Company (the “Company”) for completed fiscal years. The presentation will be presented by members of the Company’s management at the Company’s analyst meeting to be held on March 9, 2006.
Item 7.01. Regulation FD Disclosure.
     The presentation attached hereto as exhibit 99.1 includes certain information regarding the Company. The presentation will be presented by members of the Company’s management at the Company’s analyst meeting to be held on March 9, 2006.
     The Company will provide a live webcast and conference call of its analyst meeting on March 9, 2006 from 7:30 a.m. until approximately 3:00 p.m. Central time. The webcast may be accessed through Pioneer’s website at http://www.pxd.com. Select “Investor”, then Webcasts/Earnings Calls”. To listen, dial (800) 291-9234 (confirmation code: 97603120) five minutes before the meeting. A replay of the webcast will be archived on Pioneer’s website. A telephone replay will be available through April 9 by dialing (888) 286-8010, confirmation code: 71500712.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
     99.1 — Pioneer Natural Resources Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY
/s/ Darin G. Holderness
Darin G. Holderness
Vice President and Chief Accounting Officer

Dated: March 8, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1 (a)	Pioneer Natural Resources Presentation

(a)	furnished herewith